                                                                    Exhibit 11
                                                                    Page 1 of 2

VIAD CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                      Quarter ended September 30,
                                                     ----------------------------
Primary:                                                 1996            1995
                                                     ------------    ------------
Net income (loss)                                    $     20,422    $    (89,737)
Less:  Preferred stock dividends                             (282)           (281)
                                                     ------------    ------------
                                                     $     20,140    $    (90,018)
                                                     ============    ============

Weighted average common shares outstanding
  before common equivalents                                89,594          87,030
Common equivalent stock options                             2,598           1,730
                                                     ------------    ------------
                                                           92,192          88,760
                                                     ============    ============

Net income (loss) per share (dollars)                $       0.22    $      (1.02)
                                                     ============    ============

                                      Quarter ended September 30,
                      ---------------------------------------------------------
                                  1996                          1995
                        --------------------------   ----------------------------
                             Common            Net         Common             Net
Fully Diluted:               Shares         Income         Shares            Loss
                       ------------   ------------   ------------    ------------
Weighted average common
  and equivalent shares
  and net income
  per above                  92,192   $     20,140         88,760    $    (90,018)
Common equivalent stock
  options                                                     129
                       ------------   ------------   ------------    ------------
                             92,192   $     20,140         88,889    $    (90,018)
                       ============   ============   ============    ============
Net income (loss) per
  share (dollars)                     $       0.22                   $      (1.02)
                                      ============                   ============

                                                                    Exhibit 11
                                                                    Page 2 of 2

VIAD CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                           Nine months ended
                                                             September 30,
                                                     ----------------------------
Primary:                                                 1996            1995
                                                     ------------    ------------
Net income (loss)                                    $     59,034    $    (38,460)
Less:  Preferred stock dividends                             (844)           (843)
                                                     ------------    ------------
                                                     $     58,190    $    (39,303)
                                                     ============    ============
Weighted average common shares outstanding
  before common equivalents                                88,861          86,567
Common equivalent stock options                             2,477           1,827
                                                     ------------    ------------
                                                           91,338          88,394
                                                     ============    ============

Net income (loss) per share (dollars)                $       0.64    $      (0.44)
                                                     ============    ============

                                       Nine months ended September 30,
                        ---------------------------------------------------------
                                   1996                            1995
                        --------------------------   ----------------------------
                             Common            Net         Common             Net
Fully Diluted:               Shares         Income         Shares            Loss
                       ------------   ------------   ------------    ------------
Weighted average common
  and equivalent shares
  and net income
  per above                  91,338   $     58,190         88,394    $    (39,303)
Common equivalent
  stock options                                                99
                       ------------   ------------   ------------    ------------
                             91,338   $     58,190         88,493    $    (39,303)
                       ============   ============   ============    ============
Net income (loss) per
  share (dollars)                     $       0.64                   $      (0.44)
                                      ============                   ============